Exhibit 99.1

Antigenics Provides Details On GlaxoSmithKline’s Pivotal Malaria Vaccine Trial With QS-21 Adjuvant

LEXINGTON, Mass.--(BUSINESS WIRE)--November 4, 2009--Antigenics, Inc. (NASDAQ: AGEN) today indicated that GlaxoSmithKline’s (GSK) Phase III malaria vaccine clinical trial, containing Antigenics’ QS-21 Stimulon® adjuvant, has enrolled more than 5,000 children to date and is expected to involve up to 16,000 children. The pivotal efficacy study of RTS,S, the world’s most clinically advanced malaria vaccine, is ongoing in seven African countries.

The QS-21 adjuvant is a key component in several of GSK’s prophylactic and therapeutic vaccines, including RTS,S. Under the terms of the license and supply agreements between the companies, Antigenics will receive payments from GSK contingent upon achievement of successful milestones and from royalties on net sales for a period of at least 10 years after the first commercial sale.

“QS-21 has emerged as an important component in 15 vaccine products being tested in clinical trials,” said Garo H. Armen, PhD, chairman and CEO of Antigenics. “QS-21 could become a significant revenue source for Antigenics in the coming years.”

Under current plans, the RTS,S vaccine candidate would be submitted to regulatory authorities in 2012 based on efficacy in children 5-17 months of age. Additional safety and immunogenicity data from the infant population will be submitted soon thereafter, followed by efficacy data for infants once available. Depending on the final clinical profile of the vaccine and the timetable of the regulatory review process, the first vaccine introduction could take place over the next three to five years.

The RTS,S vaccine primarily addresses the malaria crisis in Africa which kills more than 800,000 people every year, the majority of which are children under the age of five.

About QS-21 Stimulon Adjuvant

Antigenics’ QS-21 Stimulon adjuvant is one of the most widely tested vaccine adjuvants under development. QS-21 has not only become a critical component in the development of preventative vaccine formulations across a wide variety of infectious diseases, but may also be essential in enabling a new generation of therapeutic vaccines to treat cancer, infectious diseases and degenerative disorders. QS-21 is currently being evaluated in approximately 20 vaccine indications, of which several are in late-stage clinical trials by Antigenics’ licensees, including GlaxoSmithKline and JANSSEN Alzheimer Immunotherapy.

About Antigenics

Antigenics (NASDAQ: AGEN) is a biotechnology company working to develop treatments for cancers and infectious diseases. For more information, please visit www.antigenics.com.

This press release contains forward-looking statements, including statements about clinical development and regulatory timelines for QS-21, potential future milestone and royalty payments to Antigenics in connection with the development and commercialization of QS-21, and the significance of QS-21 as a component in products under development. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, Antigenics’ dependence on its collaborative partners such as GSK to successfully develop and commercialize products containing QS-21, the scientific risk associated with the development of vaccines, the competitive risk that other sources of competitive adjuvants could become available, difficulties or delays in manufacturing QS-21, and the risk factors described in the Risk Factors Section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the period ended June 30, 2009. Antigenics cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document, and Antigenics undertakes no obligation to update or revise the statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Antigenics’ business is subject to substantial risks and uncertainties, including those identified above. When evaluating Antigenics’ business and securities, investors should give careful consideration to these risks and uncertainties.

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